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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 28, 1999 included in this Form 10-KSB, into the Company's previously filed Registration Statement File No. 333-62255. It should be noted that we have not audited any financial statements of the Company subsequent to March 31, 1999 or performed any audit procedures subsequent to the date of our report.


/s/  ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Los Angeles, California
June 22, 2000